UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2006
CENTERPLATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31904	13-3870167

(State or other jurisdiction of incorporation)	(Commission File No.	(IRS Employer Identification No.)
201 East Broad Street
Spartanburg, South Carolina 29306		29306

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (864) 598-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Effective October 24, 2006, Centerplate, Inc., a Delaware corporation (the “Company”), The Depository Trust Company (“DTC”) and The Bank of New York instituted changes to the clearance and settlement systems used in connection with the Company’s Income Deposit Securities (the “IDSs”). The purpose of these changes is to enable The Bank of New York as transfer agent and trustee to maintain certain records as transfer agent of the IDSs. The Company’s implementation of these changes makes the book-entry and settlement procedures with respect to its IDSs consistent with the procedures used by all other issuers of income deposit securities.
     Under the newly implemented procedures, DTC acts as securities depository for the Company’s IDSs and the common stock of the Company (the “Common Stock”) and the Company’s 13.5% Subordinated Notes due 2013 (the “Notes”) underlying the IDSs. The Bank of New York acts as transfer agent and registrar for the IDSs and the Common Stock and as trustee of the Notes. The global certificate for the IDSs is held by DTC, but the global certificate representing the Common Stock and the global note representing the Notes are held by The Bank of New York, as custodian for the beneficial owners of the IDSs. Additionally, under the newly implemented procedures, a separation or recombination of an IDS requires that the Deposit/Withdrawal at Custodian or “DWAC” system of DTC be used to effect the separation or recombination. Such separation and recombination transactions would formerly have been effected using the DTC Unit System. The changes to the clearance and settlement systems used in connection with the IDSs do not affect any of the rights or privileges of the beneficial owners of the IDSs, the Notes or the Common Stock.
     In connection with the foregoing changes, the Company amended the Indenture dated as of December 10, 2003 by and among the Company, certain subsidiaries of the Company and The Bank of New York, as Trustee (the “Indenture”). The Indenture governs the form and terms of the Notes. The amendments modify certain provisions of the Indenture to reflect the changed clearance and settlement systems described above. Under the terms of the Indenture, no consent of the holders of the IDSs or the Notes was required to be obtained in connection with such amendment. A copy of the amendment to the Indenture is attached hereto as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

4.1	First Amendment to Indenture dated October 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006	CENTERPLATE, INC.

	By:	/s/ Rina E. Teran

	Name:	Rina E. Teran
	Title:	Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Indenture dated October 24, 2006